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                                                                    Exhibit 4.45
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                         RECEIVABLES PURCHASE AGREEMENT

                          dated as of February 6, 2001

                                      among

                              LG&E RECEIVABLES LLC,


                       LOUISVILLE GAS AND ELECTRIC COMPANY
                                   as Servicer

           THE VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY HERETO

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,
                                as Administrator

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                                TABLE OF CONTENTS

ARTICLE I.     AMOUNTS AND TERMS OF THE PURCHASES.......................................................................1
Section        1.1.   Purchase Facility.................................................................................1
Section        1.2.   Making Purchases..................................................................................2
Section        1.3.   Purchased Interest Computation....................................................................4
Section        1.4.   Settlement Procedures.............................................................................4
Section        1.5.   Fees .............................................................................................9
Section        1.6.   Payments and Computations, Etc....................................................................9
Section        1.7.   Increased Costs..................................................................................10
Section        1.8.   Requirements of Law..............................................................................11
Section        1.9.   Inability to Determine Euro-Rate.................................................................12
Section        1.10.  Extension of Termination Date....................................................................12

ARTICLE II.    REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS...........................................13
Section        2.1.   Representations and Warranties; Covenants........................................................13
Section        2.2.   Termination Events...............................................................................13

ARTICLE III.   INDEMNIFICATION.........................................................................................14
Section        3.1.   Indemnities by the Seller........................................................................14
Section        3.2.   Indemnities by the Servicer......................................................................15

ARTICLE IV.    ADMINISTRATION AND COLLECTIONS..........................................................................16
Section        4.1.   Appointment of the Servicer......................................................................16
Section        4.2.   Duties of the Servicer...........................................................................17
Section        4.3.   Lock-Box Account Arrangements....................................................................18
Section        4.4.   Enforcement Rights...............................................................................19
Section        4.5.   Responsibilities of the Seller...................................................................20
Section        4.6.   Servicing Fee....................................................................................20

ARTICLE V.     THE AGENTS..............................................................................................20
Section        5.1.   Appointment and Authorization....................................................................20
Section        5.2.   Delegation of Duties.............................................................................21
Section        5.3.   Exculpatory Provisions...........................................................................21
Section        5.4.   Reliance by Agents...............................................................................22
Section        5.5.   Notice of Termination Events.....................................................................23
Section        5.6.   Non-Reliance on Administrator, Purchaser Agents and OtherPurchasers..............................23
Section        5.7.   Administrators and Affiliates....................................................................23
Section        5.8.   Indemnification..................................................................................24
Section        5.9.   Successor Administrator..........................................................................24

ARTICLE VI.    MISCELLANEOUS...........................................................................................24

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
Section        6.1.   Amendments, Etc..................................................................................24
Section        6.2.   Notices, Etc.....................................................................................25
Section        6.3.   Successors and Assigns; Participations; Assignments..............................................25
Section        6.4.   Costs, Expenses and Taxes........................................................................28
Section        6.5.   No Proceedings; Limitation on Payments...........................................................28
Section        6.6.   Confidentiality..................................................................................28
Section        6.7.   GOVERNING LAW AND JURISDICTION...................................................................29
Section        6.8.   Execution in Counterparts........................................................................29
Section        6.9.   Survival of Termination..........................................................................29
Section        6.10.  WAIVER OF JURY TRIAL.............................................................................29
Section        6.11.  Sharing of Recoveries............................................................................29
Section        6.12.  Right of Setoff..................................................................................30
Section        6.13.  Entire Agreement.................................................................................30
Section        6.14.  Headings.........................................................................................30
Section        6.15.  Purchaser Groups'  Liabilities...................................................................30

EXHIBIT I         Definitions
EXHIBIT II        Conditions of Purchases
EXHIBIT III       Representations and Warranties
EXHIBIT IV        Covenants
EXHIBIT V         Termination Events

SCHEDULE I     Credit and Collection Policy
SCHEDULE II    Lock-Box Banks and Lock-Box Accounts
SCHEDULE III   Trade Names

ANNEX A           Form of Information Package
ANNEX B           Form of Purchase Notice
ANNEX C           List of Excluded Obligors
ANNEX D           Form of Assumption Agreement
ANNEX E           Form of Transfer Supplement

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     This RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of February 6, 2001, among LG&E RECEIVABLES LLC, a Delaware limited liability company, as seller (the "Seller"), LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation ("LGEC"), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC"), as purchaser agent for Market Street Funding Corporation, and as Administrator for each Purchaser Group (in such capacity, the "Administrator"), MARKET STREET FUNDING CORPORATION ("Market Street"), a Delaware corporation, as a Conduit Purchaser and as Related Committed Purchaser, MELLON BANK, N.A., as purchaser agent for Three Rivers Funding Corporation, THREE RIVERS FUNDING CORPORATION ("TRFCO"), a Delaware corporation, as a Conduit Purchaser and as a Related Committed Purchaser, and each of the other members of each Purchaser Group that become parties hereto by executing an Assumption Agreement or a Transfer Supplement.

     PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in EXHIBIT I. References in the Exhibits hereto to the "Agreement" refer to this Agreement, as amended, supplemented or otherwise modified from time to time.

     The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Purchasers desire to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers.

     In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                       AMOUNTS AND TERMS OF THE PURCHASES

     Section 1.1. PURCHASE FACILITY.

          (a) On the terms and subject to the conditions hereof, the Seller may, from time to time before the Facility Termination Date, request that the Conduit Purchasers, or, only if a Conduit Purchaser denies such request or is unable to fund (and provides notice of such denial or inability to the Seller, the Administrator and its Purchaser Agent), request that the Related Committed Purchasers, ratably make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date. Subject to SECTION 1.4(b), concerning reinvestments, at no time will a Conduit Purchaser have any obligation to make a purchase. Each Related Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make purchases of undivided percentage

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     ownership interests with respect to the Purchased Interest from the Seller before the Purchaser Group Facility Termination Date for such Related Committed Purchaser's Purchaser Group, based on the applicable Purchaser Group's Ratable Share of each purchase requested pursuant to SECTION 1.2(a) (each a "Purchase")(and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group's Ratable Share of such Purchase) to the extent its Investment would not thereby exceed its Commitment and the Aggregate Investment would not (after giving effect to all Purchases on such date) exceed the Purchase Limit.

          (b) The Seller may, upon 60 days' written notice to the Administrator and each Purchaser Agent, reduce the unfunded portion of the Purchase Limit in whole or in part (but not below the amount which would cause the Group Investment of any Purchaser Group to exceed its Group Commitment (after giving effect to such reduction)); provided that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof and unless terminated in whole, the Purchase Limit shall in no event be reduced below $20,000,000. Such reduction shall at the option of the Seller be applied either (i) to reduce ratably the Group Commitment of each Purchaser Group or (ii) to terminate the Group Commitment of any one Purchaser Group.

     Section 1.2. MAKING PURCHASES.

          (a) Each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder shall be made upon the Seller's irrevocable written notice in the form of ANNEX B delivered to the Administrator and each Purchaser Agent in accordance with
     SECTION 6.2 (which notice must be received by the Administrator and each Purchaser Agent before 11:00 a.m., New York City time) at least three Business Days before the requested Purchase Date, which notice shall specify: (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, with respect to each Purchaser Group, being the aggregate of the Investments of each Purchaser within such Purchaser Group, relating to the undivided percentage ownership interest then being purchased), (B) the date of such purchase (which shall be a Business Day), and (C) a pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Investment. Each Purchaser Agent shall promptly notify each Purchaser in its Purchaser Group of the requested Purchase. At its sole discretion, each Conduit Purchaser may reject such Purchase by giving notice to the Purchaser Agent and the Administrator, it being understood that if such Conduit Purchaser rejects such Purchase, the Purchaser Agent for such Conduit Purchaser's Purchaser Group shall thereafter promptly notify each Related Committed Purchaser in its Purchaser Group of such rejection and of their obligations as a result thereof to make a Purchase under this SECTION 1.2. If the Purchase is requested from a Conduit Purchaser and such Conduit Purchaser determines, in its sole discretion, to make the requested Purchase, such Conduit Purchaser shall transfer to the Disbursement Account, an amount equal to such Conduit Purchaser's Purchaser Group Ratable

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     Share of such Purchase on the requested Purchase Date by 3:00 p.m. (New
     York time). If the Purchase is requested from the Related Committed Purchasers for a Purchaser Group (in the case where the related Conduit Purchaser determined not to or was unable to make such Purchase), subject to the terms and conditions hereof, such Related Committed Purchasers for a Purchaser Group shall transfer the applicable Purchaser Group's Ratable Share of each Purchase (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group's Ratable Share of such Purchase) into the Disbursement Account by no later than 3:00 p.m. (New York time) on the Purchase Date.

          (b) On or before 3:00 p.m. (New York time) the date of each Purchase, each Purchaser (or the related Purchaser Agent on its behalf), shall make available to the Seller in same day funds, at PNC Bank, National Association (Pittsburgh), account number #1011467823, ABA #043-0000-96 (the "Disbursement Account"), an amount equal to the proceeds of such Purchase.

          (c) Effective on the date of each Purchase pursuant to this SECTION
     1.2 and each reinvestment pursuant to SECTION 1.4, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, according to each such Purchaser's Investment) an undivided percentage ownership interest in: (i) each Pool Receivable then existing,
     (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

          (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator, for the benefit of the Purchasers, a security interest in all of the Seller's right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Sale Agreement and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the "Pool Assets"). The Administrator, for the benefit of the Purchasers, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC.

          (e) The Seller may, with the written consent of the Administrator and each Purchaser Agent (which consent shall not be unreasonably withheld, conditioned or delayed), add additional Persons as Purchasers (either to an existing

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     Purchaser Group or by creating new Purchaser Groups) or cause an existing
     Purchaser to increase its Commitment, in each case automatically increasing the Purchase Limit by the amount of the new or increased Commitment; PROVIDED, HOWEVER, that the Commitment of any Purchaser may only be increased with the consent of such Purchaser and at its sole discretion. Each new Purchaser (or Purchaser Group) pursuant to this SECTION 1.2(e) and each Purchaser increasing its Commitment pursuant to this SECTION 1.2(e) shall become a party hereto or increase its Commitment, as the case may be, by executing and delivering to the Administrator and the Seller an Assumption Agreement in the form of ANNEX D hereto (which Assumption Agreement shall, in the case of any new Purchaser or Purchasers, be executed by each Person in such new Purchaser's Purchaser Group).

          (f) Each Related Committed Purchaser's obligation hereunder shall be several, such that the failure of any Related Committed Purchaser to make a payment in connection with any purchase hereunder shall not relieve any other Related Committed Purchaser of its obligation hereunder to make payment for any Purchase. Further, in the event any Related Committed Purchaser fails to satisfy its obligation to make a purchase as required hereunder, upon receipt of notice of such failure from the Administrator (or any relevant Purchaser Agent), subject to the limitations set forth herein, the non-defaulting Related Committed Purchasers in such defaulting Related Committed Purchaser's Purchaser Group shall purchase the defaulting Related Committed Purchaser's Commitment Percentage of the related Purchase PRO RATA in proportion to their relative Commitment Percentages (determined without regard to the Commitment Percentage of the defaulting Related Committed Purchaser; it being understood that a defaulting Related Committed Purchaser's Commitment Percentage of any Purchase shall be first put to the Related Committed Purchasers in such defaulting Related Committed Purchaser's Purchaser Group and thereafter if there are no other Related Committed Purchasers in such Purchaser Group or if such other Related Committed Purchasers are also defaulting Related Committed Purchasers, then such defaulting Related Committed Purchaser's Commitment Percentage of such Purchase shall be put to each other Purchaser Group ratably and applied in accordance with this paragraph (f)). Notwithstanding anything in this paragraph (f) to the contrary, no Related Committed Purchaser shall be required to make a Purchase pursuant to this paragraph for an amount which would cause the aggregate Investment of such Related Committed Purchaser (after giving effect to such Purchase) to exceed its Commitment.

     Section 1.3. PURCHASED INTEREST COMPUTATION. The Purchased Interest shall be initially computed on the date of the initial Purchase hereunder. Thereafter, until the Facility Termination Date, such Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Interest shall (until the event(s) giving rise to such Termination Day are satisfied or are waived by the Administrator and the Majority Purchasers) be deemed to be 100%. The Purchased Interest shall become zero when the Aggregate Investment thereof and Aggregate Discount thereon shall have been paid in
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